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                                                                    EXHIBIT 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS




      We consent to the incorporation by reference in this Registration Statement of Foundation Health Corporation on Form S-8 of our report dated February 28, 1994 on our audits of the consolidated financial statements of CareFlorida Health Systems, Inc. for the years ended December 31, 1993 and 1992, appearing in the Annual Report on Form 10-K of Foundation Health Corporation for the year ended June 30, 1995.



COOPERS & LYBRAND L.L.P.

Miami, Florida
March 19, 1996